Exhibit B


ORDER                                                          NSUARB-NSPI-P-167

                    IN THE MATTER OF THE PUBLIC UTILITIES ACT

                                      -and-

IN THE MATTER OF AN INTERIM CODE OF CONDUCT to govern the relations between NOVA SCOTIA POWER INC. and its AFFILIATES

BEFORE:        John A.  Morass, C.A., Chair
               Margaret A.M. Shears, Vice-chair
               John L.  Harris, Q.C., Member


                                      ORDER

     WHEREAS Nova Scotia Power Inc. (NSPI) is a body corporate incorporated pursuant to the Companies Act and is engaged in the production and supply of electrical energy in Nova Scotia;

     AND WHEREAS NSPI is a public utility and its business activities are regulated by the Nova Scotia Utility and Review Board (Board) pursuant to the Public Utilities Act;

     AND WHEREAS NSPI is the principal operating subsidiary of, and is wholly owned by, Emera Inc. (Emera), formerly known as NS Power Holdings Incorporated, a body corporate incorporated pursuant to the Companies Act on July 23, 1998;

     AND WHEREAS Emera, by itself and through subsidiaries other than NSPI, has a member of business interests and engages in a number of business activities which are not subject to regulation under the Public Utilities Act;

     AND WHEREAS the Board stated the following in its decision dated March 4, 1996, on an application by NSPI for a general rate increase: "The Board will review the issues involved in ensuring that unregulated subsidiaries are not cross-subsidized by the customers of the utility and may at a later date prescribe additional cost separation procedures to be followed by NSPI";

     AND WHEREAS NSPI recognizes that the ratepayers fo NSPI should not be harmed by transactions between NSPI and its affiliates;

     AND WHEREAS the Board has engaged Consultants to assist it in developing a Code of Conduct which would apply to the business activities of NSPI and its affiliates;


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     AND WHEREAS the Consultants have engaged in extensive discussions with NSPI with regard to the form and content of a Code of Conduct;

     AND WHEREAS the Board has reviewed the Code of Conduct developed by its Consultants and NSPI, and is prepared to approve it on an interim basis;

     AND WHEREAS the Code of Conduct is a public document which shall be subject to review at a future general rate hearing or, in the discretion of the Board, at an earlier public hearing;

     IT IS ORDERED AND DECLARED THAT:

     1. The NSPI Interim Code of Conduct attached hereto as Schedule "A" is hereby approved;

     2. The Interim Code of Conduct shall come into force on September 16, 2001;

     3. The Interim Code of Conduct shall remain in force until a final Code of Conduct is approved by the Board pursuant to a future general rate hearing or pursuant to an earlier public hearing at the discretion of the Board.

     4. Notwithstanding that the Interim Code of Conduct does not formally come into force until September 16, 2001, NSPI and its affiliates shall, to the extent feasible, conduct their business activities in accordance with the provision of the Interim Code of Conduct, effective immediately.

     DATED at Halifax, Nova Scotia, this 16th day of March, 2001.



                                                     --------------------------
                                                     Clerk of the Board




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                             NOVA SCOTIA POWER INC.
                             INTERIM CODE OF CONDUCT
                          Effective September 15, 2001


1.0  PURPOSE

1.1 The primary purpose of this Code of Conduct is to ensure that the customers of Nova Scotia Power Inc. (NSPI) are not harmed by transactions between NSPI and its affiliates1.

2.0  STATEMENT OF PRINCIPLES

2.1 NSPI will neither subsidize, nor be subsidized by an affiliate's current or prospective activities. This means that, among other things, NSPI's customers will not bear the risks nor share the rewards of an affiliate's activities.

2.2 Competition in markets where NSPI's affiliate are active will not be impaired by non-market behaviour by NSPI..

3.0  CORPORATE STRUCTURE

     Objectives

     To separate regulated electric and other utility services2 from affiliate activities.

     Protocols

3.1 EMERA, the parent company of NSPI, will create and maintain a corporate organizational structure which ensures that regulated electric and other utility services are provided solely by NSPI and by no other affiliate.

3.2 NSPI will maintain a complete list of all of its affiliates. The list will include the name and address of each affiliate, a brief description of its activities and the names, addresses and telephone numbers of all of its officers. The list will be kept on open file with Nova Scotia Utility and Review Board (Board).


4.0  UTILITY MANAGEMENT

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     1 For the purposes of this Code of Conduct, the term "affiliate" shall be interpreted in accordance with Sections 2(2), 2(3) and 2(4) of the Nova Scotia Companies Act.

     2 Regulated electric and other utility services are those covered by the Public Utilities Act.



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     Objectives

4.1 NSPI will maintain a management team capable of delivering a superior level of performance.

4.2 NSPI will maintain a management team cable of delivering a superior level of performance.

5.0  UTILITY FINANCING

     Objectives

     To maintain a capital structure for NSPI which is in accordance with applicable Board decisions.

5.1  NSPI's capital structure will reflect the Board approved capital structure.

5.2 NSPI's capital structure will not be used to subsidize affiliate activities. Affiliate risks or losses will not be borne by NSPI's customers.

5.3 NSPI shall not, without the prior approval of the Board, provide loans to, guarantee the indebtedness of, or invest in securities of an affiliate.

6.0  FAIR DEALING

     Objectives

     To avoid discrimination in the matter of pricing or in any other manner against non-affiliated buyers or regulated electric utility services.

     To avoid NSPI subsidizing or being subsidized by the activities of affiliates.

     Protocols

6.1 NSPI will provide access to regulated utility services on a non-discriminatory basis.

6.2 The financial records of NSPI, as well as NSPI's information systems, will be kept separate from those of its affiliates.

6.3 NSPI will not directly or indirectly state, imply or offer any preference or favoured treatment to NSPI's affiliates or persons using affiliate services.

6.4 NSPI will not provide confidential customer information to affiliates or other persons without prior customer consent.



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6.5  NSPI will provide customer information to NSPI affiliates and non-affiliates in a non-discriminatory manner.

6.6 NSPI will charge Board approved rates for all regulated electric and other utility services provided to affiliates.

6.7 NSPI will charge and be charged a market rate of return for any assistance it provides to or receives from affiliates by way of a guarantee or loan.

6.8 NSPI will charge and be charged prices which reflect fair market value for all non-regulated utility goods and services provided to affiliates or purchased from affiliates, provided that in no case shall NSPI supply such goods and services at a loss.

6.9 Where prices based on market value cannot be established, NSPI will charge prices which reflect the utility's fully-allocated costs for the goods and services provided.

6.10 Where a capital asset is transferred from NSPI to an affiliate or from an affiliate to NSPI, that asset will be transferred at a prices to be approved by the Board in advance.

6.11 The costs of corporate support services3 will be fairly allocated between NSPI and its affiliates. The allocation factor employed will depend on the nature of the corporate support services.

7.0  ACCOUNTING COMPLIANCE

     Objectives

     To separate and fully account for the value of goods, services, financial and other support delivered to or from NSPI and its affiliates.

     Protocols

7.1  NSPI shall report annually to the Board the following information:

     (a) A detailed listing of all assets, services and products provided to and from NSPI and each of its affiliated companies.

     (b) Each item on the listing should indicate the price received or paid and, as appropriate, the relevant fully allocated costs or market values.

     (c) Where fair market value is used, an explanation should be provided as to how the value was determined, including the comparative sources for the value.

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     3 Corporate support services are those Management and Administrative services which are provided to affiliates by NSPI. Examples include Board of Directors' costs, Public and Regulatory Affairs, Finance and Administration, Corporate Services, Legal, Human Resources and Information Technology.


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     (d)  Where cost allocations are involved, a description of the cost allocators and methods used to make the allocations should be included.

     (e) A summary of corporate services and the methodology for ensuring fair allocations of these costs.

7.2 NSPI shall submit an annual report to the Board by its external auditors, in a form satisfactory to the Board, which indicates whether the company is in compliance with the provisions of this Code of Conduct.

7.3 In order to monitor compliance, the Board at any time may review the records of NSPI and, so far as is required for this sole purpose, the records of NSPI affiliates.

8.0  EMPLOYEE COMPLIANCE

     Objectives

     To ensure understanding of and compliance with this Code of Conduct.

     Protocols

8.1 NSPI will inform all its managers and employees directly involved in affiliate activities of their expected behaviour relative to the Code of Conduct and will undertake annual management reviews to ensure compliance.

9.0  GENERAL

9.1 All reports referred to in this document shall be provided by April 30 in respect of each preceding year.

9.2 This Code of Conduct shall become effective six (6) months following approval by the Board.